EXTENSION LETTER FOR AMENDED AND RESTATED REVOLVING CREDIT
                           LOAN AND SECURITY AGREEMENT
                              (NO CHANGE IN TERMS)


May 28, 2003


Intelligroup, Inc.
499 Thornall Street
11th Floor
Edison, NJ 08837

Empower, Inc.
3343 Peachtree Road NE
Suite 270
Atlanta, GA 30326

Re: Extension of Term ("Extension Agreement") by and between Intelligroup, Inc. and Empower, Inc. (each a "Borrower" and together, the "Borrowers") and PNC Bank, National Association (the "Bank").

Dear Mr. Visco:

     We are writing to inform you that the Borrowers' revolving line of credit has been temporarily extended at your request to enable the Borrowers' directors and shareholders an opportunity to review the terms proposed by the Bank for a renewal of the Borrowers' credit facilities. To that end, the Term, as set forth in that certain Amended and Restated Revolving Credit Loan and Security Agreement dated May 31, 2000 (as amended, the "Loan Agreement") and in the Secured Revolving Note executed and delivered pursuant to the Loan Agreement (the "Note"), has been extended from May 31, 2003 to July 31, 2003. Such extension will be effective upon the undersigned's receipt of a counterpart of this letter via facsimile signed on behalf of the Borrowers as indicated. Such extension shall be deemed to extend to and be incorporated into all other documents, instruments, agreements and certificates executed and delivered in connection with the Loan Agreement (together with the Loan Agreement and Note such documents are herein collectively, the "Loan Documents"). All other terms and conditions of the Loan Documents remain in full force and effect. Any initially capitalized terms used in this Extension Agreement without definition shall have the meanings assigned to those terms in the Loan Documents.

     Each Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents are: (i) true and correct as of the date of this Extension Agreement, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Extension Agreement by reference,
(b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, (except as to those financial covenants which the Bank has proposed to restructure) exists under any Loan Document which will not be cured by the execution and effectiveness of this Extension Agreement, (c) no consent,


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approval,  order or authorization  of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Extension Agreement or, if required, has been obtained, and (d) this Extension Agreement has been duly authorized, executed and delivered so that it
constitutes  the  legal,   valid  and  binding   obligation  of  each  Borrower,
enforceable in accordance with its terms. Each Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Extension Agreement.

     Each Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by each Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrowers' existing and future Obligations to the Bank, as modified by this Extension Agreement.

     It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.


Very truly yours,

PNC BANK, NATIONAL ASSOCIATION


By: /s/ Meredith Fitz
   ---------------------------------
Name:  Meredith Fitz
Title: Assistant Vice President



Agreed to this 30th day of May 2003.
               ----

INTELLIGROUP, INC.


By: /s/ Nicholas Visco
   ---------------------------------
Print Name:  Nicholas Visco
Print Title: Chief Financial Officer


EMPOWER, INC


By: /s/ Nicholas Visco
   ---------------------------------
Print Name:  Nicholas Visco
Print Title: Secretary/Treasurer